SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CHINA RECYCLING ENERGY CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: ________________
(2)	Aggregate number of securities to which transaction applies: ________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):  ______________________________________

(4)	Proposed maximum aggregate value of transaction: _______________________
(5)	Total fee paid: _____________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: ____________________________________________
(2)	Form, Schedule or Registration Statement No.: ___________________________
(3)	Filing Party: ______________________________________________________
(4)	Date Filed: _______________________________________________________

CHINA RECYCLING ENERGY CORPORATION
12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

We are furnishing this notice and the accompanying information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding common stock of the Company, $0.001 par value per share (“Common Stock”) of the issuance in a private placement by the Company of (i) notes convertible for shares of Common Stock, (ii) Common Stock issuable upon conversion of such notes, (iii) debt exchangeable for Common Stock and (iv) Common Stock issuable upon the exchange of such debt with voting power upon conversion of the notes and exchange of the debt that could represent equal to or in excess of 20% of the issued and outstanding shares of Common Stock on a pre-transaction basis, for less than the greater of market or book value for such stock.

Pursuant to Nasdaq Stock Market Listing Rule 5635, if the Company, intends to issue securities in a transaction which could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer must obtain the prior approval of its stockholders before such issuance.  The Company has obtained the approval of a majority of its stockholders as required by the Nasdaq Listing Rules.

This Information Statement is being mailed on or about ________ __, 2010, to stockholders of record as of ________ __, 2010.  The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.  The action shall be effective on or about ________ __, 2010, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Guohua Ku
Guohua Ku, Chairman of the Board and
Chief Executive Officer
September __, 2010

INFORMATION STATEMENT
of
CHINA RECYCLING ENERGY CORPORATION

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068

ACTION PURSUANT TO A WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY

This Information Statement is first being mailed or furnished on or about ________ __, 2010 to the stockholders of China Recycling Energy Corporation, a Nevada corporation (the “Company”) , to notify the Company’s stockholders of the approval by the written consent of holders of a majority of the issued and outstanding voting securities of the Company, dated September 2, 2010, of the issuance in a private placement of (i) notes convertible for shares of common stock of the Company, $0.001 par value per share (“Common Stock”), (ii) Common Stock issuable upon conversion of such notes, (iii) debt exchangeable for Common Stock and (iv) Common Stock issuable upon the exchange of such debt with voting power upon conversion of the notes and exchange of the debt that could represent equal to or in excess of 20% of the issued and outstanding shares of Common Stock on a pre-transaction basis, for less than the greater of market or book value for such stock (collectively, the “Issuance”).

Nasdaq Stock Market Listing Rule 5635 requires that an issuer obtain the approval of its stockholders before an issuance of securities with voting power equal to or in excess of 20% of its issued and outstanding common stock prior to such issuance for less than the greater of book or market value of such stock or that might result in the change of control of the issuer.  Stockholders holding in the aggregate 26,651,710 shares of Common Stock or approximately 68.7% of the Common Stock outstanding on September 2, 2010 (the “Record Date”), approved the Issuance.  Accordingly, all necessary corporate approvals in connection with the Issuance have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).   The general effect of the Issuance is described in “APPROVAL OF A RESOLUTION TO ISSUE IN EXCESS OF 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK”

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

STOCKHOLDER VOTE

Authorization By the Board of Directors and the Majority Stockholders

Under Nevada law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.  Under the NASDAQ Listing Rules, the approval of the issuance of shares of common stock that are more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  On the Record Date, the Company was authorized to issue 100,000,000 shares of Common Stock and there were 38,778,035 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On August 17, 2010, the Board of Directors of the Company adopted resolutions approving the transactions in connection with the Issuance.  In connection with the adoption of these resolutions, the Board of Directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the Issuance.   On September 2, 2010, holders of a total of 26,651,710 outstanding shares of our Common Stock, representing 68.7% of our outstanding shares of Common Stock on the Record Date, consented in writing to the Issuance.  The full text of the Stockholder Consent is attached hereto as Exhibit A.

Accordingly, we have obtained all necessary corporate approvals in connection with the Issuance. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such action taken as required by the Exchange Act.

OWNERSHIP OF THE COMPANY’S COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on September 2, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 2, 2010 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on the number of shares of common stock issued and outstanding as of September 2, 2010. To the best of our knowledge, subject to community and marital property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

	Common Stock Beneficially Owned
Beneficial Owner	Number of Shares		Percent of Class
Carlyle Asia Growth Partners III, L.P. c/o The Carlyle Group 1001 Pennsylvania Avenue, NW, Suite 220 Washington, DC 20004	15,757,715	(1)	33.96%
Guohua Ku	18,866,295	(2)	48.65%
Lanwei Li	90,000	(3)	*
Zhigang Wu	36,000	(4)	*
Xinyu Peng	-		*
Xiaogang Zhu	36,000	(5)	*
Nicholas Shao	-		*
Dr. Robert Chanson	-		*
Timothy Driscoll	-		*
Julian Ha	-		*
Sean Shao	-		*
All executive officers and directors as a group (10 persons)	18,904,943	(6)	48.75%

*	Less than one percent (1%) of outstanding shares.

(1)
The amount shown and the following information is derived from Amendment No. 1 to the Schedule 13D filed jointly by (i) Carlyle Asia Growth Partners III, L.P., a Cayman Islands exempt limited partnership (“Asia Growth”), (ii) CAGP III Co-Investment, L.P., a Cayman Islands exempt limited partnership (“Co-Investment”), (iii) CAGP General Partner, L.P., a Cayman Islands exempt limited partnership, (iv) CAGP Ltd., a Cayman Islands exempt company, (v) TC Group Cayman, L.P., a Cayman Islands exempt limited partnership (vi) TCG Holdings Cayman, L.P., a Cayman Islands exempt limited partnership, and (vii) Carlyle Offshore Partners II, Ltd. A Cayman Islands exempt company, reporting beneficial ownership as of April 29, 2008. According to the amended Schedule 13D, Asia Growth and Co-Investment are the record owners of 7,785,415 and 346,331 shares of Common Stock, respectively. CAGP General Partner, L.P. is the general partner of both Asia Growth and Co-Investment. CAGP General Partner, L.P. may, by virtue of it being the general partner of Asia Growth and Co-Investment, be deemed to have voting control and investment discretion over the securities held by Asia Growth and Co-Investment. The sole general partner of CAGP General Partner, L.P. is CAGP Ltd., a limited company that is wholly owned by TC Group Cayman, L.P. The sole general partner of TC Group Cayman, L.P. is TCG Holdings Cayman, L.P. Carlyle Offshore Partners II, Ltd. is the sole general partner of TCG Holdings Cayman, L.P. Each of CAGP Ltd., TC Group Cayman, L.P., TCG Holdings Cayman, L.P., and Carlyle Offshore Partners II, Ltd. may, by virtue of being the owner or general partner, as the case may be, of CAGP General Partner, L.P., CAGP Ltd., TC Group Cayman, L.P., and TCG Holdings Cayman, respectively, be deemed to have voting control and investment discretion over the securities held by Asia Growth and Co-Investment.

The amount shown also includes 7,625,969 shares of common stock reserved for issuance upon the conversion of (i) Amended and Restated 5% Secured Convertible Promissory Note in the principal amount of $5 million, which note is immediately convertible to 3,875,969 shares of common stock at a conversion price of $1.29 per share and (ii) (i) 8% Secured Convertible Promissory Note in the principal amount of $3 million, which note is immediately convertible to 3,750,000 shares of common stock at a conversion price of $0.80 per share.

(2)
Includes 9,353,472 shares pledged to secure the Company’s obligations under that certain Amended and Restated 5% Secured Convertible Promissory Note issued to Asia Growth and Co-Investment and that certain 8% Secured Convertible Promissory Note issued to Asia Growth.

(3)	Includes 90,000 shares issuable upon the exercise of options.
(4)	Includes 36,000 shares issuable upon the exercise of options.
(5)	Includes 36,000 shares issuable upon the exercise of options.
(6)	Includes 18,706,843 shares held directly and 162,000 shares issuable upon the exercise of options.

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN EXCESS OF 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

Purpose of the Private Placement Transaction

Our Board of Directors believes it is in the best interests of the Company to borrow up to RMB 200 million to complete the Phases IV and V of the Erdos TCH Energy Saving Development Co., Ltd project and other working capital needs.  The Issuance is an integral part of this loan transaction.

Description of Private Placement Transaction

Notes and Loans

On August 18, 2010, the Company and its wholly-owned subsidiaries Sifang Holdings Co., Ltd. (“Sifang”), Shanghai TCH Energy Technology Co., Ltd.(“Shanghai TCH”), Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”) entered into a Notes Purchase Agreement (the “Note Agreement”) with China Cinda (HK) Asset Management Co., Ltd, a company organized under the laws of the Hong Kong Special Administrative Region of China (“Cinda”).  Under the terms of the Note Agreement, the Company will issue and sell to Cinda and Cinda will purchase from the Company two tranches of convertible notes (the “Notes”), each having a principal amount equal to the US Dollar equivalent of RMB 50 million.  Also on August 18, 2010, Xi’an TCH and affiliates of Cinda, China Jingu International Trust Co. Ltd. (“Jingu”) and Well Kent (Shenzhen) Co., Ltd. (“Well Kent” and collectively with Jingu, the “Onshore Lenders”), also entered into a Capital Trust Loan Agreement (“Trust Loan Agreement”), in which the Onshore Lenders will raise RMB 100 million under a Jingu CREG Recycling Economy No. 1 Collective Fund Trust Plan (“Trust Plan”) and lend such amount under the Trust Plan to Xi’an TCH (the “Loans”).  If the Loans under the Trust Loan Agreement do not occur, then under the Note Agreement the principal amount of the Notes to be issued in each tranche will be the US dollar equivalent of RMB 100 million.  All proceeds from the Notes and the Loans will be used to complete the Phases IV and V of the Erdos TCH Energy Saving Development Co., Ltd.(“Erdos TCH”) project, a joint venture between Xi’an TCH and Erdos Metallurgy Co., Ltd. to recycle waste heat from Erdos Metallurgy’s refining plants to generate power and steam and sell them back to Erdos Metallurgy, as well as other working capital needs.  The Notes will be issued and the Loans will be made upon a request from the Company, which request must be at least forty-five (45) days prior to the applicable closing, although the forty-five (45) day period can be waived.

The term of the Loans is for three years from the date of the first draw down.  The interest rate for the Loans is the People’s Bank of China (“PBOC”)’s three year loan base interest rate plus two percent (2%).  If the Loans are not exchanged or fully exchanged for shares of the Common Stock of the Company as described below prior to maturity, Xi’an TCH will pay the difference between the interest rate described above and a rate of 18% on the outstanding amount.  Under the Trust Loan Agreement and separate agreements entered by Jingu, Erdos TCH, Shanghai TCH, Xi’an TCH and Mr. Guohua Ku on August 18, 2010, Erdos TCH shall pledge the accounts receivable, equipment and assets of  its Phases IV and V projects to Jingu as a guarantee to the Loans, Xi’an TCH shall pledge its 80% equity in Erdos TCH to Jingu as a guarantee to the Loans, Shanghai TCH shall provide a joint liability guarantee to Jingu for the Loans, and Mr. Guohua Ku shall provide his personal joint liability to Jingu for the Loans.

Under the Note Agreement the Notes shall be issued before August 18, 2011.  The Notes have a three year maturity date from the date of the issuance of the first tranche.  The exchange rate between RMB and US Dollar for each issue of Notes is the middle rate published by the PBOC for the second business day prior to each issuance.  Each Note bears interest at a rate equal to that of PBOC base interest rate for the relevant interest period (the period commencing on and including January 1 of each year and ending on and including December 31 of such year) plus two percent (2%).  If Cinda does not convert or fully convert the Notes to shares prior to maturity, the Company will pay the difference between the interest rate described above and a rate of 18% on the outstanding amount.

Conversion of Notes / Exchange of Loans

Each Note will be immediately convertible upon issuance to Common Stock at a conversion price of the lower of (i) US$ 2.46 per share or (ii) an amount equal to the Company’s earnings per share based upon the consolidated earnings of the Company for 2010 on a weighted average fully diluted basis, multiplied by 7.  The Company also entered into an Exchange Rights Agreement pursuant to which the debt under the Loans can be immediately exchanged (on the same terms as the Notes can be converted) for shares of the Common Stock.  The Common Stock issuable upon conversion of the Notes and exchange of the debt under the Loans can in turn be registered under a registration rights agreement between the Company and Cinda, both for itself as the lender and investor under the Note Agreement and as Agent for the Onshore Lenders.  For a further description of the registration rights agreement as well as other agreements entered into in connection with the above described transaction, including an amended and restated shareholders agreement, please see the Company’s Current Report on Form 8-K, filed on August 20, 2010.

Reason for Stockholder Approval and Effect of the Issuance

Pursuant to Nasdaq Stock Market Listing Rule 5635, if an issuer intends to issue securities in a transaction which could result in the issuance of more than 20% of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the greater of market or book value for such stock, the issuer must obtain the prior approval of its stockholders before an issuance equal to or in excess of 20%.  As of September 2, 2010, the Company had 38,778,035 shares of Common Stock issued and outstanding (the “Outstanding Shares”).  The maximum number of shares of Common Stock issuable upon conversion of the Notes and exchange of the debt under the Loans, assuming the Company borrows the full RMB 200 million, is expected to result in the issuance of a number of shares that is at least equal to 31% of the Outstanding Shares on a pre-transaction basis (assuming no change from current exchange rates).  The exact number of shares issuable is dependent on (i) the applicable exchange rate between RMB and US Dollar as published by the PBOC for the second business day prior to each issuance and (ii) the consolidated earnings of the Company for 2010.  As a result, the total possible number of shares issuable in the transaction is expected to exceed 20% of the voting power of the Outstanding Shares for a price less than the greater of market or book value for such stock and consequently, the approval of holders of a majority of the Outstanding Shares was required.

Action Taken

The affirmative vote of the holders of 26,651,710 shares of Common Stock or approximately 68.7% of the Outstanding Shares entitled to vote on this corporate action, has been received in the form of a written consent in lieu of special meeting, attached hereto as Exhibit A, approving the issuance of (i) the Notes, which are convertible into Common Stock, (ii) the Common Stock issuable upon conversion of the Notes, (iii) the debt under the Loans, which is exchangeable for Common Stock, and (iv) the Common Stock issuable upon exchange of the debt under the Loans.

Effective Date of the Issuance

The initial Notes will be issued and the first Loans will be made forty-five (45) days after the Company provides notice to Cinda and the Onshore Lenders requesting the initial funds.  The forty-five (45) day period may be waived, although, pursuant to Rule 14c-2 under the Exchange Act, the date of the issuance of the initial Notes and the issuance of the initial debt under the Loans must be at least 20 days after the date on which this Information Statement has been mailed to the stockholders.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the Issuance.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company.  No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 12/F, Tower A, Chang An International Building, No. 88 Nan Guan Zheng Jie, Xi An City, Shan Xi Province, China 710068 or you can contact us via telephone at (86-29) 8769-1097. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws.  You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors

/s/ Guohua Ku
Guohua Ku, Chairman of the Board and
Chief Executive Officer
September __, 2010

EXHIBIT A

WRITTEN CONSENT
OF
THE STOCKHOLDERS
OF
CHINA RECYCLING ENERGY CORPORATION

The undersigned stockholders (the “Stockholders”) of China Recycling Energy Corporation, a Nevada corporation (the “Company”), representing a majority of the voting power of the capital stock of the Company, acting pursuant to Section 78.320.2 of the Nevada Revised Statutes (“NRS”) and Section 2.10 of the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), hereby waive any and all requirements for the holding of a meeting including, without limitation, any requirements as to call and notice thereof, and consent to the adoption of the following recitals and resolutions as of the 2nd day of September, 2010, which actions shall have the same force and effect as if taken by affirmative vote of the stockholders representing a majority of the voting power of the capital stock of the Company at a meeting of the stockholders of the Company duly called and held.

WHEREAS, the Board of Directors of the Company has determined that it is in the Company’s best interests to borrow 200 million RMB in order to complete the Phases IV and V of the Erdos TCH Energy Saving Development Co., Ltd project and other working capital needs; and

WHEREAS, to effectuate such financing, the Company has negotiated (i) a Note Purchase Agreement (the “NPA”) by and among China Cinda (HK) Asset Management Co., Ltd. (“Cinda”), the Company, and the Company’s wholly-owned subsidiaries, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), Sifang Holdings Co., Ltd. and Shanghai TCH Energy Technology Co., Ltd., pursuant to which the Company will borrow up to 50 RMB from Cinda at each of two separate closings for an aggregate of 100 million RMB; and (ii) a capital trust loan contract (the “Trust Loan Contract”) by and among the China Jingu International Trust Co., Ltd. and Well Kent (Shenzhen) Co., Ltd. (collectively, the “Onshore Lenders”) and Xi’an TCH, as borrower, pursuant to which Xi’an TCH will borrow up to 50 RMB from the Onshore Lenders at each of two separate closings for an aggregate of 100 million RMB; provided, however, that in the event the Onshore Lenders do not loan Xi’an TCH the full 50 million RMB at any closing under the Trust Loan Contract, Cinda shall be obligated to loan the difference to the Company (the loans made pursuant to the NPA and the Trust Loan Document are referred to herein as the “Loans”);

WHEREAS, the Company shall issue Convertible Promissory Notes (the “Cinda Notes”) to Cinda reflecting such amounts as Cinda shall in fact lend at the applicable closings, which Cinda Notes will be immediately convertible into shares of common stock of the Company, at the exercise price of the lower of (i) US$ 2.46 per share or (ii) an amount equal to the Company’s earnings per share based upon the consolidated earnings of the Company for 2010 on a weighted average fully diluted basis, multiplied by 7;

WHEREAS, pursuant to an Exchange Rights Agreement (the “Exchange Rights Agreement”) by and among the Company, the Onshore Lenders, and Xi’an TCH, the Onshore Lenders may elect at any time to exchange any outstanding indebtedness owed under the Trust Loan Contract (the “Onshore Lender Debt”) for common stock of the Company, at a price of the lower of (i) US$ 2.46 per share or (ii) an amount equal to the Company’s earnings per share based upon the consolidated earnings of the Company for 2010 on a weighted average fully diluted basis, multiplied by 7;

WHEREAS, NASDAQ Stock Market Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock;

WHEREAS, as of the date hereof, the market value of the common stock of the Company based on the closing price as listed on the NASDAQ Global Market is $3.16 per share and the maximum price at which the Cinda Notes are convertible and the applicable Loan obligations are exchangeable for is $2.46 per share;

WHEREAS, in the event that Cinda and the Onshore Lenders elect to convert the maximum amount of the Cinda Notes and exchange the maximum amount of Onshore Lender Debt, the Company expects to issue to Cinda and the Onshore Lenders more than 20% of the common stock outstanding prior to such issuance at a price which the Company expects to be less than the greater of book or market value of the stock; and

WHEREAS, the Stockholders desire to approve (i) the issuance of the Cinda Notes, which are convertible into common stock of the Company, (ii) the issuance of the shares of common stock issuable upon conversion of the Cinda Notes, (iii) the issuance of the Onshore Lender Debt, which is exchangeable for common stock of the Company, and (iv) the common stock issuable upon exchange of Onshore Lender Debt.

NOW, THEREFORE, BE IT RESOLVED, that the Stockholders hereby approve and ratify (i) the issuance of the Cinda Notes, (ii) the issuance of the shares of common stock issuable to Cinda upon conversion of the Cinda Notes, (iii) the issuance of the Onshore Lender Debt and (iv) the issuance of the shares of common stock issuable to the Onshore Lenders upon exchange of the Onshore Lender Debt;

FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized, empowered and directed to take such actions, draft, execute and file such documents, to incur such expenses and to do any other thing that in their opinion may be needful or desirable to accomplish the full and complete implementation of the intent of the foregoing resolutions.

(Signatures on following page)

IN WITNESS WHEREOF, the undersigned stockholders of the Company have executed this Written Consent effective as of the date first above written.

Guohua Ku

Carlyle Asian Growth Partners III, L.P., a Cayman Islands exempt limited partnership

By: CAGP General Partner, L.P., a Cayman Islands exempt limited partnership, its General Partner

By:
Name:
Title: